UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE
SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14c-5(d) (2))

☐	Definitive Information Statement

Friendable, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

FRIENDABLE, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’
MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS
INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF
INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

Dear Stockholders:

We are furnishing this notice and the accompanying Information Statement to the holders of shares of common stock of Friendable, Inc., a Nevada corporation (the “Company”), for informational purposes only pursuant to Section 14(c) of the Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.

The purpose of this Information Statement is to notify our stockholders that effective on July 16, 2018, three holders of our convertible preferred stock (on a fully diluted, as converted basis) and our common stock par value $0.0001 per share, representing a majority of the shares of our issued and outstanding Common Stock, as of such date, by execution of a written consent in lieu of a special meeting of stockholders (the “Majority Stockholder Consent”), approving the above matter, which had previously been approved by the Board of Directors of the Company on July 16, 2018, and recommended to be presented to the majority stockholders for their approval by the Board of Directors on the same date, three holders of our shares of our common stock, par value $0.0001 per share (“Common Stock”), representing a majority of our issued and outstanding Common Stock as of such date, executed a written consent in lieu of a special meeting of stockholders (the “Majority Stockholder Consent”), approving the following matters, which had previously been approved by the Board of Directors of the Company on July 16, 2018, and recommended to be presented to the majority stockholders for their approval by the Board of Directors on the same date:

●
authority for our Board of Directors, without further stockholder approval, to effect a reverse stock split of all of the issued and outstanding common stock of the Company, by the filing of a Certificate of Amendment to the Company’s Articles of Incorporation with the Secretary of State of Nevada, in a ratio of 1:18,444, with the Company’s Board of Directors having the discretion as to whether or not the reverse split is to be effected, at any time before December 31, 2018; and

●
authority for our Board of Directors, without further stockholder approval, to file a Certificate of Amendment to the Company’s Articles of Incorporation with the Secretary of State of Nevada to change our name to Sharps Technology Inc. and to also, upon approval by FINRA, to change our trading symbol to one of SHRP, STIK or NSTK.

This notice, the accompanying Information Statement is being made available on or about July 28, 2018 to all of our stockholders of record at the close of business on July 17, 2018.

In accordance with Rule 14c-2 of the Exchange Act, the corporate actions will be effective no earlier than twenty (20) days after this Information Statement has been made available to our stockholders, which effective date we expect to be on or approximately August 18, 2018.

The enclosed Information Statement is also available at www.friendable.com. This website also includes copies of the Information Statement and the Annual Report to stockholders for the year ended December 31, 2017. Stockholders may also request a copy of the Information Statement and the Company’s Annual Report by contacting our main office at (855) 473-7473.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

By order of the Board of Directors of Friendable, Inc.

July 18, 2018	By:	/s/ Robert Rositano
Robert Rositano
Chief Executive Officer, Secretary, and Director

FRIENDABLE, INC.
INFORMATION STATEMENT

FRIENDABLE, INC.

1821 S Bascom Ave., Suite 353
Campbell, California 95008

INFORMATION STATEMENT

This Information Statement is being mailed on or about July 28, 2018 to the holders of record at the close of business on July 17, 2018 (the “Record Date”) of shares of the common stock of Friendable, Inc., a Nevada corporation, in connection with actions taken by the holders of a majority of our outstanding common stock as follows:

●
authority for our Board of Directors, without further stockholder approval, to effect a reverse stock split of all of the issued and outstanding common stock of the Company, by the filing of a Certificate of Amendment to the Company’s Articles of Incorporation with the Secretary of State of Nevada, in a ratio of 1:18,444, with the Company’s Board of Directors having the discretion as to whether or not the reverse split is to be effected, at any time before December 31, 2018; and

●
     authority for our Board of Directors, without further stockholder approval, to file a Certificate of Amendment to the Company’s Articles of Incorporation with the Secretary of State of Nevada to change our name to Sharps Technology Inc. and to also, upon approval by FINRA, to change our trading symbol to one of SHRP, STIK or NSTK.

The action above was approved effective on July 16, 2018, by three holders of our convertible preferred stock (on a fully diluted, as converted basis) and our common stock par value $0.0001 per share, representing a majority of our issued and outstanding Common Stock, as of such date , by execution of a written consent in lieu of a special meeting of stockholders (the “Majority Stockholder Consent”), approving the above matter, which had previously been approved by the Board of Directors of the Company on July 16, 2018, and recommended to be presented to the majority stockholders for their approval by the Board of Directors on the same date.

Under NRS 78.385 and NRS 78.390, and in accordance with the Bylaws of the Company, all activities requiring stockholder approval may be taken by obtaining the written consent and approval of more than 50.1% of the holders of voting stock in lieu of a meeting of the stockholders. Because the shareholders are entitled to cast a vote representing more than 50.1% of the total issued and outstanding voting capital stock of the Company on the Record Date, no action by the minority stockholders in connection with the Action is required.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under Nevada Law are afforded to the Company’s stockholders as a result of the approval of the actions set forth above.

Vote Required

The number of votes cast in favor of the action described above had to exceed 50% of the issued and outstanding shares entitled to vote thereon. As of the Record Date, the Company had outstanding 5,553,310,369 shares of common stock, and no other voting shares. The majority stockholders voted more than 50.1% of our voting shares as of the Record Date via the Majority Stockholder Consent, to approve the actions described above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of July 19, 2018 through the exercise or conversion of any stock option, convertible security, warrant or other right.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders.  The holders of preferred stock are entitled to cast votes equal to the number of votes equal to the number of whole shares of common stock into which the shares of Series A Preferred Stock held by such holder are convertible. The total aggregate issued shares of Series A Preferred Stock at any given time regardless of their number shall be convertible into the number of shares of common stock which equals nine (9) times the total number of shares of common stock which are issued and outstanding at the time of any conversion, at the option of the preferred holders or until the closing of a Qualified Financing (i.e. the sale and issuance of our equity securities that results in gross proceeds in excess of $2,500,000) at one time or in the same round. As a result of the Titan Iron Ore Corp. and iHookup merger transaction, the former iHookup (former name of Friendable, Inc.) stockholders received a controlling interest in the Company due to the voting rights of the Series A Preferred Stock being connected to their super-majority conversion rights.

The following tabulation shows, as of July 17, 2018, the number of shares of voting stock owned beneficially by: (a) all persons known to be the holders of more than five percent (5%) of voting securities, (b) Directors, (c) Executive Officers and (d) all other Officers and Directors as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (3)

	(a) Holders Over 5%

Series A preferred	Robert A Rositano Jr.	10,046 (1)	Direct	47.23%
	3846 Moanna Way,
	Santa Cruz, CA 95062

Series A preferred	Dean Rositano 126 Sea Terrace Way, Aptos, CA 95003	2,256	Direct	10.61%

Series A preferred	Frank Garcia 1735 E Ft Lowell Rd Ste9, Tucson, AZ 85719	750	Direct	3.53%

Series A preferred	Copper Creek Holdings, LLC (2) 7960 B Soquel Dr., Suite #146 Aptos, CA 95003	15,581	Direct	73.26%
	-Robert Rositano	7,791		36.63%
	-Stacy Rositano	7,791		36.63%

	(b) Directors

Series A preferred	Robert A Rositano Jr.	10,046 (1)	Direct and	47.23%
	3846 Moanna Way,		Indirect
	Santa Cruz, CA 95062

Series A preferred	Dean Rositano	2,256	Direct	10.61%
	126 Sea Terrace Way,
	Aptos, CA 95003

	(c) Executive Officers

Series A preferred	Robert Rositano, Jr. and Dean Rositano as named above

Series A preferred	(d) Officers and Directors as a Group for preferred stock	12,302 (1)	Direct and Indirect	57.84%

(1) Includes the shares beneficially owned by Robert Rositano through Copper Creek Holdings, LLC. Does not include the shares beneficially owned by Stacy Rositano through Copper Creek Holdings, LLC.
(2) Copper Creek Holdings, LLC is owned and managed by Robert Rositano and his wife Stacy Rositano, thus each may be deemed to beneficially own half of the interest of Copper Creek Holdings, LLC.
(3) Based on 21,268 shares of preferred stock issued and outstanding as of July 17, 2018.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (3)

	(a) Directors

Common stock	Copper Creek Holdings, LLC (2) 7960 B Soquel Dr., Suite #146 Aptos, CA 95003	225,512	Direct	*
	-Robert Rositano	112,756		*
	-Stacy Rositano	112,756		*

Common stock	Robert A Rositano Jr.	33,057,697 (1)	Direct and	*
	3846 Moanna Way,		Indirect
	Santa Cruz, CA 95062

Common stock	Dean Rositano	33,353,351	Direct	*
	126 Sea Terrace Way,
	Aptos, CA 95003

	(b) Executive Officers

Common stock	Frank Garcia	770 (4)	Direct	*
	1735 E Ft Lowell Rd,
	Tucson, AZ 85719

Common stock	Robert Rositano, Jr. and Dean Rositano as named above

Common stock	(c) Officers and Directors as a Group for common stock	79,092,827 (1)	Direct and Indirect	1.42%

* Less than 1%.

(1)  Includes the shares beneficially owned by Robert Rositano through Copper Creek Holdings, LLC. Does not include the shares beneficially owned by Stacy Rositano through Copper Creek Holdings, LLC.
(2)  Copper Creek Holdings, LLC is owned and managed by Robert Rositano and his wife Stacy Rositano, thus each may be deemed to beneficially own half of the interest of Copper Creek Holdings, LLC.
(3)  Based on 5,553,310,369 of common stock issued and outstanding as of July 17, 2018.
(4)  Includes 350 vested stock options.

ACTION 1: REVERSE STOCK SPLIT

Overview

Our Board of Directors has determined that it is advisable and in our and our stockholders’ best interests that the Board of Directors be granted the authority to implement, in its sole discretion, a reverse stock split of the issued and outstanding shares of our Common Stock in a ration of 1:18,444, and to grant authorization to the Board of Directors to determine, in its sole discretion, whether to implement the reverse stock split, as well as its specific timing (but not later than December 31, 2018). Accordingly, on July 16, 2018, shareholders holding a majority of votes of our capital stock approved an amendment to our certificate of incorporation to effect a reverse stock split consistent with such terms and to grant authorization to the Board of Directors to determine, in its sole discretion, whether to implement the reverse stock split, as well as its specific timing and ratio.

The Board of Directors strongly believes that the reverse stock split is necessary for the following reason:

To enable consummation of the Share Exchange Announced on July 2, 2018– under Section 9.2(u) of our June 27, 2018 Share Exchange Agreement with Sharps Technology, Inc., we shall have effected a reverse stock split of the Common Stock so that there will be no more than 3,000,000 shares of Common Stock outstanding on a fully diluted basis prior to the consummation of the transactions contemplated by the Share Exchange Agreement.

Accordingly, the Board of Directors has unanimously approved a resolution proposing an amendment to our amended and restated certificate of incorporation to allow for the reverse stock split and directed that it be approved by our shareholders which occurred by a written consent in lieu of a special meeting of shareholders on July 16, 2018.

As a result of the required stockholder approval for the Action, 20 days after the date of mailing of our Definitive Information Statement on Schedule 14C to our stockholders, the Board of Directors will have the sole authority to effect the reverse stock split on or prior to December 31, 2018. If the Board of Directors does not implement a reverse stock split on or prior to December 31, 2018 stockholder approval again would be required prior to implementing any reverse stock split. Consummation of the reverse stock split is a condition precedent to consummation of the transactions contemplated by our June 27, 2018 Share Exchange Agreement with Sharps Technology, Inc.

The text of the form of the proposed amendment to our certificate of incorporation, which assumes the approval of the Action and that the Board of Directors decides to implement the reverse stock split, is attached hereto as Annex A. By approving this Action, stockholders approved the aforesaid reverse stock split and authorized the Board of Directors to file only one such amendment, as determined by the Board of Directors in the manner described herein, and to abandon each amendment not selected by the Board of Directors. The Board of Directors may also elect not to undertake any reverse stock split.

Certain of our officers and directors have an interest in the reverse stock split as a result of their ownership of Common Stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

Recent Prior Reverse Stock Split and Other Transactions

To enable consummation of the Share Exchange Announced on July 2, 2018– under Section 9.2(u) of our June 27, 2018 Share Exchange Agreement with Sharps Technology, Inc., we shall have effected a reverse stock split of the Common Stock so that there will be no more than 3,000,000 shares of Common Stock outstanding on a fully diluted basis prior to the consummation of the transactions contemplated by the Share Exchange Agreement

Principal Effects of the Reverse Stock Split

After the effective date of the proposed reverse stock split, each common stockholder will own a reduced number of shares of Common Stock. Except to the extent that whole shares will be exchanged in lieu of fractional shares as described below, the proposed reverse stock split will affect all common stockholders uniformly and will not affect any stockholder’s percentage ownership interest in us and proportionate voting rights and other rights and preferences of the holders of Common Stock will not be affected by the proposed reverse stock split.

The following table contains approximate information relating to the Common Stock under the proposed reverse stock split ratio, without giving effect to any adjustments for fractional shares of Common Stock, as of July 17, 2018:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Authorized but Unissued
Pre-Reverse Stock Split	15,000,000,000	5,553,310,369	9,446,689,631
Post-Reverse Stock Split 1:18,444	15,000,000,000	301,090	14,999,698,910

Effective November 22, 2011 our board of directors adopted and approved our stock option plan. The purpose of the stock option plan is to enhance the long-term stockholder value of our company by offering opportunities to directors, key employees, officers, independent contractors and consultants of our company to acquire and maintain stock ownership in our company in order to give these persons the opportunity to participate in our company’s growth and success, and to encourage them to remain in the service of our company. A total of 1,899 shares of our common stock are available for issuance under the stock option plan. Pursuant to the terms of the Plan, the Board of Directors or a committee thereof, as applicable, will adjust the number of shares available for future grant under the Plan, the number of shares underlying outstanding awards, the exercise price per share of outstanding stock options and other terms of outstanding awards issued pursuant to the Plan to equitably reflect the effects of the reverse stock split.

In addition, proportionate adjustments will be made to the per share exercise price of all outstanding warrants to purchase shares of our Common Stock.

If the proposed reverse stock split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of Common Stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock.

After the effective date of the reverse stock split, our Common Stock would have a new committee on uniform securities identification procedures (“CUSIP”) number, a number used to identify our Common Stock.

The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act, and we are subject to the periodic reporting and other requirements of the Securities Exchange Act. The proposed reverse stock split will not affect the registration of the Common Stock under the Securities Exchange Act. Our Common Stock would continue to be reported on OTCQB under the symbol “FDBL”.

Effective Date

The proposed reverse stock split would become effective on the date of filing of a certificate of amendment to our amended and restated certificate of incorporation with the office of the Secretary of State of the State of Nevada. On the effective date, shares of Common Stock issued and outstanding and the shares of Common Stock held in treasury, in each case, immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of Common Stock in accordance with the reverse stock split ratio determined by the Board of Directors within the limits set forth in this Action.

Treatment of Fractional Shares

No fractional shares would be issued if, as a result of the reverse stock split, a registered stockholder would otherwise become entitled to a fractional share. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the ratio of the reverse stock split will automatically be entitled to receive an additional share of Common Stock. In other words, any fractional share will be rounded up to the nearest whole number.

Record and Beneficial Stockholders

If the Board of Directors elects to implement the reverse stock split, stockholders of record holding some or all of their shares of our Common Stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of our Common Stock they hold after the reverse stock split. Non-registered stockholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If the Board of Directors elects to implement the reverse stock split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal, as soon as practicable after the effective date of the reverse stock split. Our transfer agent will act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-reverse stock split shares will be asked to surrender to the exchange agent certificates representing pre-reverse stock split shares in exchange for post-reverse stock split shares, including whole shares to be issued in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the reverse stock split rounded up to the nearest whole share. No new post-reverse stock split share certificates, including those representing whole shares to be issued in lieu of fractional shares, will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of Common Stock would remain unchanged at $0.0001 per share after the reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the Common Stock will be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding. The shares of Common Stock held in treasury will also be reduced proportionately based on the exchange ratio of the reverse stock split. We will reclassify prior period per share amounts and the Consolidated Statements of Stockholders’ Equity for the effect of the reverse stock split for any prior periods in our financial statements and reports such that prior periods are comparable to current period presentation. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the Nevada Revised Statutes with respect to the proposed amendments to our amended and restated certificate of incorporation to allow for the reverse stock split and we will not independently provide the stockholders with any such right if the reverse stock split is implemented.

Certain Material U.S. Federal Income Tax Consequence of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the reverse stock split to our stockholders who are United States holders, as defined below. This summary is general in nature and does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any U.S. federal non-income, state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, real estate investment trusts, real estate mortgage investment conduits, foreign entities, nonresident alien individuals, broker-dealers, stockholders whose functional currency is not the U.S. dollar, partnerships (or other entities classified as partnership for U.S. federal income tax purposes, S corporations or other flow-through entities for U.S. federal income tax purposes, and tax-exempt entities. Other stockholders may also be subject to special tax rules, including but not limited to: stockholders that received Common Stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging constructive sale or conversion transaction for federal income tax purposes. This summary also assumes that you are a United States holder (defined below) who has held, and will hold, shares of Common Stock as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), i.e., generally, property held for investment. Finally, the following discussion does not address the tax consequences of transactions occurring prior to or after the reverse stock split (whether or not such transactions are in connection with the reverse stock split), including, without limitation, the exercise of options or rights to purchase Common Stock in anticipation of the reverse stock split.

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. You should consult with your own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any state, including the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust that (i) is subject to the primary supervision of a U.S. court and of which one or more “U.S. persons” (as defined in the Code) has the authority to control all substantial decisions, or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The following discussion is based on the Code, applicable Treasury Regulations promulgated thereunder, judicial authority and administrative rulings and practice, all as of the date hereof, all of which are subject to change, potentially with retroactive effect which could adversely affect the accuracy of the statements and conclusions set forth herein. No ruling from the Internal Revenue Service or opinion of counsel has been obtained in connection with the reverse stock split, and there can be no assurance that the Internal Revenue Service would not take a position contrary to that discussed herein, nor that such contrary position would not be sustained.

Other than in respect of a fractional share that is rounded up to a full share, no gain or loss should be recognized by a United States holder upon such stockholder’s exchange of pre-reverse stock split shares of Common Stock for post-reverse stock split shares of Common Stock pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any whole share received in exchange for a fractional share) will be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefore. The United States holder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split. Although the matter is not clear, it is possible that United States holders whose fractional shares resulting from the reverse stock split are rounded up to the nearest whole share will recognize gain, which may be characterized as either a capital gain or as a dividend, to the extent of the value of such rounded-up amount (i.e., less than one share).

No gain or loss will be recognized by us as a result of the reverse stock split.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

ACTION 2: NAME CHANGE

The second action approved by our stockholders was to change our name to Sharps Technology, Inc. by filing a Certificate of Amendment to the Company’s Articles of Incorporation with the Secretary of State of Nevada. The reason for the name change is as a result of the consummation of the transactions set forth in the June 27, 2018 Share Exchange Agreement with Sharps Technology Inc., the private Wyoming corporation, the business of which shall become the business of the Company. The name change is being effected because our Board believes that the new name will better reflect our post closing business as referenced.  Our business will change in connection with the above referenced share exchange agreement.  Upon consummation of the spin-off of the Fan Pass, Inc. business contemplated in the share exchange business, we will have abandoned all of our previous business plans, and the business of the formerly private Sharps Technology, Inc., will be our sole business.Additionally, we will apply to FINRA to change our trading symbol to one of SHRP, STIK or NSTK to be effective upon consummation of the name change.

July 18, 2018	By:	/s/ Robert Rositano
Robert Rositano
Chief Executive Officer, Secretary, and Director

ANNEX A

Amendment to Certificate of Incorporation to Effectuate Reverse Stock Split and Name Change

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Friendable, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The last sentence of Article IV(A) is hereby deleted in its entirety and replace by:
"The Corporation shall effect a reverse stock split upon its issued and outstanding $0.0001 par value Common Stock at a ratio of one post-split share per eighteen thousand four hundred and forty-four pre-split shares (1:18,444)

The name of the corporation is hereby changed to Sharps Technology Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Majority

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature] CEO

Signature of Officer Robert A. Rositano Jr.

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

A-1